Exhibit 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 19, 2004 accompanying the consolidated financial statements included in the 2003 Annual Report of National Penn Bancshares, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. on Form S-3 (File No. 333-88536, effective May 17, 2002; File No. 333-87549, effective September 22, 1999 as amended on May 17, 2002; File No.333-04729, effective May 30, 1996, as amended on September 22, 1999; File No. 33-86094, effective November 7, 1994) and on Form S-8 (File No. 333-11375, File No. 333-11376 and File No. 333-11377,
effective December 19, 2003; File No. 333-103616 and File No. 333-103617 effective March 5, 2003; File No. 333-75730, effective December 21, 2001 as amended on January 7, 2002, File No. 333-60096, effective May 3, 2001, File No. 333-54520 and File No. 333-54556, effective on January 29, 2001; File No. 333-71391, effective January 29, 1999; File No. 333-27101, File No. 333-27103,
and File No. 333-27059, effective May 14, 1997; File No. 33-91630, effective April 27, 1995; File No. 33-87654, effective December 22, 1994).


/s/GRANT THORNTON LLP


Philadelphia, Pennsylvania
March 10, 2004